UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2011

Capital Senior Living Corporation
 (Exact name of registrant as specified in its charter)

Delaware	1-13445	75-2678809
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14160 Dallas Parkway Suite 300 Dallas, Texas	75254
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 770-5600

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01      Regulation FD Disclosure.
On September 27, 2011, Capital Senior Living Corporation (the “Company”) announced that it has completed two mortgage financings on communities it recently acquired. One loan for $4.8 million has a fixed interest rate of 4.97% and finances a recently acquired community in Indiana. The second loan for $19.0 million has a fixed interest rate of 4.92% and finances a community recently acquired in Ohio. Both mortgages have a term of ten years and are generally non-recourse to the Company. A copy of the press release announcing the completion of these mortgage financings is attached as Exhibit 99.1 to this Current Report on Form 8-K.
The information being furnished under this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The press release contains, and may implicate, forward-looking statements regarding the Company, and certain risks and uncertainties, including, without limitation, those identified from time to time in the Company’s reports filed with the Securities and Exchange Commission, could cause actual results to differ materially from those anticipated.
By filing this Current Report on Form 8-K, the Company does not acknowledge that disclosure of this information under this Item 7.01 and Exhibit 99.1 is required by Regulation FD or that the information was material or non-public before the disclosure. The Company assumes no obligation to update or supplement forward-looking statements in the press release that become untrue because of new information, subsequent events or otherwise.
Item 9.01      Financial Statements and Exhibits.
(d)      Exhibits.
99.1.      Press Release, dated September 27, 2011

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2011	Capital Senior Living Corporation
	By:	/s/ David R. Brickman
		Name:	David R. Brickman
		Title:	Vice President and General Counsel

EXHIBIT INDEX
99.1.      Press Release, dated September 27, 2011